UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2007

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(713) 462-0303

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	- ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 7, 2007 North American Technologies Group, Inc. (the “Company”) and all of the holders (“Holders”) of the Company’s 7% Convertible Subordinated Debentures due July 1, 2008 (“Debentures”) entered into a Conversion Agreement and Amendment (“Agreement”) pursuant to which each Holder agreed to convert its Debentures into shares of the Company’s Common Stock. The conversion of the Debentures into shares of Common Stock was effective on March 7, 2007.

In consideration for the Holders’ agreement to convert the Debentures prior to their maturity date on July 1, 2008, the Company agreed to pay the Holders the interest that the Debentures would have earned if they had been held through maturity. The amount of that interest will be paid in shares of Common Stock based on the lesser of (a) the conversion price of the Debentures or (b) the 20 day volume weighted average price of the Common Stock immediately prior to the effective date for conversion. The current conversion price for the $5,000,000 in principal amount of debentures issued in July 2005 is $0.1985 per share, and for the $6,500,000 in principal amount of debentures issued in December 2005 the conversion price is $0.15 per share.

The Company is obligated to issue additional shares of Common Stock to the Holders if it sells or grants any option to purchase, or otherwise disposes of or issues, any Common Stock or Common Stock equivalents in connection with a proposed new financing the Company is contemplating in the amount of no less than $11.6 million. If the price of any security issued in such a financing entitles the acquirer to acquire shares of Common Stock at a price per share less than the conversion price of the respective Debentures (such lower price, the “Base Price”), then upon consummation of such financing, the Company will issue to the Holders, pro rata, the number of shares of Common Stock equal to the difference between (i) the number of shares of Common Stock received pursuant to the Agreement and (ii) the number of shares of Common Stock to which the Holders would have been entitled if the conversion price of the Debentures on the date of the Agreement had been equal to the Base Price.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03(a)	CREATION OF A DIRECT FINANCIAL OBLIGATION

Effective March 7, 2007 the Company issued a series of promissory notes (“Notes”) in the aggregate principal amount of $2,000,000 to the parties that had purchased equity securities from the Company under the Securities Purchase Agreement dated as of September 15, 2006, in the same percentages as such parties participated in the purchase of equity securities on that date. The Notes bear interest at the rate of 7% per annum, with the accrued interest and principal due upon the earlier to occur of October 31, 2007 or the date on which the Company receives funding of a financing for a minimum of $2 million.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(d)	EXHIBITS

The Conversion Agreement and Amendment and the form of Promissory Note will be filed as exhibits to the next periodic report filed by the Company with the SEC under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Neal P. Kaufman
Neal P. Kaufman, Chief Executive Officer

Dated: March 8, 2007